                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PRI Automation, Inc.
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

           Massachusetts                                     04-2495703
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

  805 Middlesex Turnpike, Billerica, Massachusetts                01821
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

             Nonqualified Stock Option granted by Registrant to Mark
        Johnston dated October 29, 1997 Nonqualified Stock Option granted by Registrant to Donald A. Rosenthal dated October 29, 1997
              Nonqualified Stock Option granted by Registrant to
                      Paul Sutton dated October 29, 1997
                Interval Logic Corporation 1995 Stock Option Plan
--------------------------------------------------------------------------------
                           (Full titles of the plans)

                                Mordechai Wiesler
                             Chief Executive Officer
                              PRI Automation, Inc.
                             805 Middlesex Turnpike
                         Billerica, Massachusetts 01821
                                 (508) 663-8555
--------------------------------------------------------------------------------
                   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                           Robert L. Birnbaum, Esquire
                            William R. Kolb, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                 Proposed
Title of                                                Proposed                 Maximum
Securities                     Amount                   Maximum                  Aggregate             Amount of
to be                          to be                    Offering Price           Offering              Registration
Registered                     Registered               Per Share                Price                 Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock                     43,725                 $39.125/(1)/             $1,710,741/(1)/        $  518.41/(1)/
(par value $0.01)                shares
----------------------------------------------------------------------------------------------------------------------
Common Stock                     42,225                 $39.125/(2)/             $1,652,053/(2)/        $  500.63/(2)/
(par value $0.01)                shares
----------------------------------------------------------------------------------------------------------------------
Common Stock                     33,225                 $39.125/(3)/             $1,299,928/(3)/        $  393.92/(3)/
(par value $0.01)                shares
----------------------------------------------------------------------------------------------------------------------
Common Stock                     39,170                 $2.63/(4)/               $  103,017/(4)/        $   31.22/(4)/
(par value $0.01)                shares
---------------------------------------------------------------------------------------------------------------------
Totals                          158,345                                          $4,765,739             $1,444.18
                                 shares
---------------------------------------------------------------------------------------------------------------------

(1) For shares issuable pursuant to Nonqualified Stock Option granted by Registrant to Mark Johnston dated October 29, 1997, outstanding at November 24, 1997, calculated pursuant to Rule 457(h) based on the exercise price of such option.

(2) For shares issuable pursuant to Nonqualified Stock Option granted by Registrant to Donald A. Rosenthal dated October 29, 1997, outstanding at November 24, 1997, calculated pursuant to Rule 457(h) based on the exercise price of such option.

(3) For shares issuable pursuant to Nonqualified Stock Option granted by Registrant to Paul Sutton dated October 29, 1997, outstanding at November 24, 1997, calculated pursuant to Rule 457(h) based on the exercise price of such option.

(4) For shares issuable pursuant to stock options under Interval Logic Corporation 1995 Stock Option Plan, outstanding at November 24, 1997, calculated pursuant to Rule 457(h) based on the weighted average exercise price of such options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The following documents previously filed with the Securities and Exchange Commission (the "Commission") by PRI Automation, Inc. (the "Company") are incorporated in this registration statement by reference:

     (a) the Company's annual report, as amended, on Form 10-K for the fiscal year ended September 30, 1996;

     (b) the Company's quarterly reports on Form 10-Q for the quarters ended December 29, 1996, March 30, 1997 and June 29, 1997;

     (c) the Company's current reports on Form 8-K dated April 15, 1997 and November 10, 1997; and

     (d) the description of the Company's Common Stock contained in the registration statement on Form 8-A filed with the Commission on October 12, 1994 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the shares offered hereby will be passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts. A member of that firm owns beneficially 9,000 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

      Article 6C of the Company's Restated Articles of Organization provides that the Company (with certain exceptions) will indemnify and hold harmless to the fullest extent authorized by the Massachusetts

Business Corporation Law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "Proceeding"), by reason of the fact that he or she is or was (a) a director of the Company, (b) an officer of the Company elected or appointed by the stockholders or the Board of Directors, or (c) serving, at the request of the Company as evidenced by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, as a director, officer, employee or other agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (such persons described in (a), (b) and (c) are sometimes hereinafter referred to as an "Indemnitee") against all expense, liability, and loss reasonably incurred by any such Indemnitee in connection therewith. The Company may also, to the extent authorized by the Board of Directors, grant rights to indemnification, and to an advancement of expenses, to any employee or agent of the Company. Notwithstanding the foregoing, if Massachusetts Business Corporation Law requires, an advancement of expenses incurred by an Indemnitee will be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses.

      The rights under Article 6C may not be amended or terminated so as to adversely affect an individual's rights with respect to the period prior to such amendment without the consent of the person entitled to the indemnification (unless otherwise required by the Massachusetts Business Corporation Law).

      Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants of such employee benefit plan.

      The effect of these provisions would be to authorize such indemnification by the Company for liabilities arising out of the Securities Act of 1933.

Item 7.  Exemption From Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

   4.1 Restated Articles of Organization (filed as Exhibit 3.5 to the Company's registration statement on Form S-1, File No. 33-81836, and incorporated herein by reference).

   4.2  Articles of Amendment to Restated Articles of Organization (filed as
        Exhibit 3.6 to the Company's quarterly report on Form 10-Q, File No. 000-24934 and incorporated herein by reference).

   4.3 Amended and Restated By-Laws of the Company (filed as Exhibit 3.4 to the Company's registration statement on Form S-1, File No. 33-81836 and incorporated herein by reference).

   4.4 Nonqualified Stock Option granted by the Company to Mark Johnston dated October 29, 1997.

   4.5 Nonqualified Stock Option granted by the Company to Donald A. Rosenthal dated October 29, 1997.

   4.6 Nonqualified Stock Option granted by the Company to Paul Sutton dated October 29, 1997.

   4.7  Interval Logic Corporation 1995 Stock Option Plan.

   5.1  Opinion of Foley, Hoag & Eliot LLP.

   23.1 Consent of Coopers and Lybrand L.L.P.

   23.2 Consent of Foley, Hoag & Eliot LLP (included in the final sentence of
        Exhibit 5.1).

   24.1 Power of Attorney (contained on the signature page).

Item 9.  Undertakings.

   1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not
                  --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billerica, state of Massachusetts, on this 21st day of November, 1997.

                                               PRI AUTOMATION, INC.



                                               By: /s/ Mordechai Wiesler
                                                  --------------------------
                                                  Mordechai Wiesler
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mordechai Wiesler and Mitchell G. Tyson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                            Date
---------                               -----                            ----
/s/ Mordechai Wiesler                   Chief Executive Officer,         November  21, 1997
------------------------------------    Treasurer and Director
Mordechai Wiesler                        (Principal Executive Officer)


/s/ Mitchell G. Tyson                   President, Chief                 November 21, 1997
------------------------------------    Operating Officer
Mitchell G. Tyson                        and Director


/s/ Stephen D. Allison                  Chief Financial Officer          November 21, 1997
------------------------------------     (Principal Financial
Stephen D. Allison                       and Accounting Officer)

Signature                               Title                     Date
---------                               -----                     ----
/s/ Alexander V. d'Arbeloff             Director                  November 26, 1997
-----------------------------------
Alexander V. d'Arbeloff


/s/ Boruch B. Frusztajer                Director                  November 21, 1997
-----------------------------------
Boruch B. Frusztajer


/s/ Amram Rasiel                        Director                  November 21, 1997
-----------------------------------
Amram Rasiel

                                 EXHIBIT INDEX
                                 -------------


Exhibit
  No.             Description                                                                    Page
-------           -----------                                                                    ----

4.1               Restated Articles of Organization (filed as Exhibit 3.5 to the
                  Company's registration statement on Form S-1, File No. 33-81836,               ____
                  and incorporated herein by reference).

4.2               Articles of Amendment to Restated Articles of Organization (filed              ____
                  as Exhibit 3.6 to the Company's quarterly report on Form 10-Q,
                  File No. 000-24934 and incorporated herein by reference).

4.3               Amended and Restated By-Laws of the Company (filed as Exhibit                  ____
                  3.4 to the Company's registration statement on Form S-1,
                  File No. 33-81836 and incorporated herein by reference).

4.4               Nonqualified Stock Option granted by the Company to Mark                       ____
                  Johnston dated October 29, 1997.

4.5               Nonqualified Stock Option granted by the Company to Donald A.                  ____
                  Rosenthal dated October 29, 1997.

4.6               Nonqualified Stock Option granted by the Company to Paul Sutton                ____
                  dated October 29, 1997.

4.7               Interval Logic Corporation 1995 Stock Option Plan.                             ____

5.1               Opinion of Foley, Hoag & Eliot LLP.                                            ____

23.1              Consent of Coopers and Lybrand L.L.P.                                          ____

23.2              Consent of Foley, Hoag & Eliot LLP (included in the final sentence             ____
                  of Exhibit 5.1).

24.1              Power of Attorney (contained on the signature page).                           ____